EXHIBIT 23     Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No.333-151206) and Form S-8 (No.333-169595) of Hubbell Incorporated and its subsidiaries of our report dated February 13, 2013 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Stamford, Connecticut
February 13, 2013